UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2008

Commission File Number

0-28378

AmREIT

(Exact name of registrant as specified in its charter)

TEXAS	76-0410050
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)
8 Greenway Plaza, Suite 1000, Houston, Texas 77046	713-850-1400
(Address of principal executive offices)	(Registrant’s telephone number)
[N/A]
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 1, 2008, the Board of Trust Managers of AmREIT authorized the Company to withdraw the listing of its Class A common shares on the NYSE Euronext US (formerly the American Stock Exchange).  Also on December 1, 2008, the Company filed with the NYSE Euronext US its Notice of Withdrawal from Listing and notified AmREIT’s shareholders of its proposed action.

Item 7.01.     Regulation FD Disclosure

On December 1, 2008, AmREIT issued a press release announcing its intention to withdraw the listing of its Class A common shares on the NYSE Euronext US, and posted certain materials to its website discussing the action taken.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.  Attached as Exhibit 99.2 is a letter to shareholders.  Attached as Exhibit 99.3 is a Company presentation that has been posted to the Company’s web site.

The materials attached as Exhibits 99.1, 99.2 and 99.3 are furnished pursuant to Regulation FD and shall not be deemed “filed” for any purpose under the US federal securities laws.

Item 9.01.     Financial Statement and Exhibits

Exhibits.  The following exhibits are furnished as part of this current report on Form 8-K:

99.1     Press release dated December 1, 2008

99.2     Letter to shareholders dated December 1, 2008

99.3     Company presentation dated December 1, 2008

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmREIT

		By:	/s/ Chad C. Braun
Chad C. Braun, Chief Financial Officer

Dated:	December 1, 2008

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